UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2021 (August 18, 2021)

BLACKROCK TCP CAPITAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	814-00899	56-2594706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2951 28th Street, Suite 1000 Santa Monica, California	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 566-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	TCPC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 18, 2021, BlackRock TCP Capital Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company, Tennenbaum Capital Partners, LLC, Series H of SVOF/MM, LLC and BofA Securities, Inc., as representative of the underwriters named in Schedule A thereto, in connection with the issuance and sale of $150,000,000 aggregate principal amount of the Company’s 2.850% Notes due 2026 (the “Notes”) (the “Offering”). The Notes are a further issuance of the 2.850% notes due 2026 that the Company issued on February 9, 2021 in the aggregate principal amount of $175,000,000 (the “existing 2026 Notes”). The Notes will be treated as a single series with the existing 2026 Notes under the indenture and will have the same terms as the existing 2026 Notes. The Notes will have the same CUSIP number and will be fungible and rank equally with the existing 2026 Notes. Upon the issuance of the Notes, the outstanding aggregate principal amount of the Company’s 2.850% notes due 2026 will be $325,000,000.  The Notes will be direct unsecured obligations of the Company and rank equally in right of payment with all outstanding and future unsecured senior indebtedness issued by the Company. The Notes will be structurally subordinated to the debt of any of the Company’s subsidiaries and effectively subordinated to all of the Company’s outstanding and future secured indebtedness.

The Offering was made pursuant to the Company’s effective shelf registration statement on Form N-2 (Registration No. 333-233317) previously filed with the Securities and Exchange Commission, as supplemented by a preliminary prospectus supplement dated August 18, 2021 and a final prospectus supplement dated August 18, 2021.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement filed with this report as Exhibit 1.1 and which is incorporated herein by reference.

Item 8.01.	Other Events.

On August 18, 2021, the Company announced that it had issued a notice of redemption for all of the $175,000,000 in aggregate principal amount of its issued and outstanding 4.125% notes due 2022 (CUSIP No. 87238QAE3) (the “2022 Notes”), pursuant to Section 11.04 of the Indenture, dated as of August 11, 2017, between the Company and U.S. Bank National Association, as trustee (the “Trustee”), and Section 1.01(h) of the First Supplemental Indenture, dated as of August 11, 2017, between the Company and the Trustee. The Company will redeem all of the issued and outstanding 2022 Notes on September 17, 2021 (the “Redemption Date”). The Company will redeem the 2022 Notes at a price equal to the greater of (i) 100% of the principal amount of the 2022 Notes to be redeemed, or (ii) the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of accrued and unpaid interest to the Redemption Date) on the 2022 Notes to be redeemed, discounted to the redemption rate on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using the applicable Treasury Rate plus 40 basis points plus, in each case, accrued and unpaid interest to the Redemption Date.

Item 9.01.	Financial Statements and Exhibits.

(d)                                 Exhibits

1.1
Underwriting Agreement, dated August 18, 2021, by and among BlackRock TCP Capital Corp., Tennenbaum Capital Partners, LLC, Series H of SVOF/MM, LLC and BofA Securities, Inc., as representative of the underwriters named in Schedule A thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock TCP Capital Corp.

Date: August 20, 2021	By:	/s/ Laurence D. Paredes
	Name:	Laurence D. Paredes
	Title:	Secretary